UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Ford Motor Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V65528-P28516 FORD MOTOR COMPANY You invested in FORD MOTOR COMPANY and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 8, 2025. Vote Virtually at the Meeting* May 8, 2025 8:30 a.m. EDT Virtually at: www.virtualshareholdermeeting.com/FORD2025 Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 24, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2025 Virtual Annual Meeting of Shareholders Vote by May 7, 2025 11:59 PM EDT. For shares held in a Plan, vote by May 5, 2025 11:59 PM EDT. FORD MOTOR COMPANY ATTN: SHAREHOLDER RELATIONS P.O. BOX 6248 DEARBORN, MI 48126

THIS IS NOT A VOTABLE BALLOT This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V65529-P28516 1. Election of Directors. 1a. Kimberly A. Casiano For 1b. Adriana Cisneros For 1c. Alexandra Ford English For 1d. James D. Farley, Jr. For 1e. Henry Ford II For 1f. William Clay Ford, Jr. For 1g. William W. Helman IV For 1h. Jon M. Huntsman, Jr. For 1i. William E. Kennard For 1j. John C. May For 1k. Beth E. Mooney For 1l. Lynn Vojvodich Radakovich For 1m. John L. Thornton For 1n. John B. Veihmeyer For 1o. John S. Weinberg For 2. Ratification of Independent Registered Public Accounting Firm. For 3. An Advisory Vote to Approve the Compensation of the Named Executives. For 4. Approval of the Tax Benefit Preservation Plan. For 5. A shareholder proposal relating to a Report on Supply Chain GHG Emissions and Net Zero Goals. Against 6. A shareholder proposal relating to a Report on DEI Strategy. Against 7. A shareholder proposal relating to Adoption and Disclosure of a Collective Bargaining and Noninterference Policy. Against NOTE: We also will transact such other business as may properly come before the meeting or any adjournment or postponement thereof.